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                                                                     Exhibit 4.1

          WARRANT TO PURCHASE [       ] SHARES OF CLASS A COMMON STOCK
             (INCLUDING ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                             STOCK PURCHASE WARRANT

                                   Dated: [       ]

         This certifies that [       ] or its permitted transferee (the
"Holder") is entitled to purchase from BIOPURE CORPORATION, a Delaware corporation (the "Company"), at the price and during the period as hereinafter
specified, [       ] shares, including associated preferred stock purchase
rights under that certain Rights Agreement (the "Rights Agreement") dated as of as of September 24, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent (such shares collectively with such associated rights, the "Shares"), of Class A common stock, $0.01 par value per share, of the
Company (the "Common Stock") at an exercise price of [       ] per share subject
to adjustment as described below (as so adjusted from time to time, the "Exercise Price"), at any time during the five-year period commencing on the date hereof.

         1. The rights represented by this Stock Purchase Warrant (this "Warrant") shall be exercisable during the period as follows:

                  (a) At any time and from time to time between the Closing Date and 5:00 PM New York City time on the earlier of (i) the fifth anniversary of the Closing Date and (ii) the Mandatory Exercise Date (the earlier of such dates, the "Expiration Date") inclusive, the Holder shall have the right to purchase Shares hereunder at the Exercise Price.

                  (b) After the Expiration Date, the Holder shall have no right to purchase all or any portion of the Shares hereunder.

         2. The rights represented by the this Warrant may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and (ii) payment to the Company of the Exercise Price then in effect for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2 or Section 4, and the person or persons in whose name or names the certificates for the Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. The Shares and the certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten Business Days (as defined below), after the rights represented by this Warrant shall have been so exercised.

         3. Any transfer of this Warrant shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering this Warrant for cancellation at the office or agency of the Company referred to in
Section 2 hereof, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney-in-fact. Upon any transfer of this Warrant or any part thereof in accordance with the first sentence of this Section 3(a), the Company shall issue, in the name or names specified by the Holder (including the Holder), a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder at such time. No transfer of this Warrant shall be made in the records of the Company from and after the date that the Company gives a Mandatory Exercise Notice pursuant to Section 4.

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         4. On any Notification Date (as defined below), the Company may deliver a written notice to the Holder at the address of the Holder appearing on the books of the Company (the "Mandatory Exercise Notice"). The Mandatory Exercise Notice shall set forth the Closing Price of a share of Common Stock on each of the ten consecutive Trading Days immediately preceding the date of the Mandatory Exercise Notice and shall state that this Warrant must be exercised in conformity with Section 2 on or before a date specified in the Mandatory
Exercise Notice (the "Mandatory Exercise Date"), which shall be at least twenty Business Days after the date of mailing of the Mandatory Exercise Notice. If the Holder does not exercise this Warrant in full on or before the Mandatory
Exercise Date, then (i) the Holder shall forfeit such Holder's rights, title and interest under this Warrant or portion thereof not exercised, (ii) this Warrant or portion thereof not exercised shall be deemed terminated, and (iii) the Company may treat this Warrant or portion thereof not exercised as void for all
purposes. "Notification Date" shall mean any Business Day after [       ] which
is immediately preceded by ten consecutive Trading Days on each of which the daily volume weighted average price ("VWAP") for the Common Stock was greater than 200% of the Exercise Price. "Business Day" shall mean any day, other than a Saturday or a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or order to close. "Trading Day" shall mean any day on which the principal United States securities exchange or trading market on which the Common Stock is listed or traded (the "Principal Market") as reported by Bloomberg Financial Markets is open for trading.

         5. The Company covenants and agrees that all Shares which may be purchased hereunder will, upon issuance and delivery against payment therefore of the requisite purchase price, be duly and validly issued, fully paid and nonassessable. Unless otherwise indicated, the Shares so purchased shall be delivered to the Holder by the Company, which shall cause its transfer agent to electronically transmit the Shares so purchased to the Holder by crediting the account of the holder or its nominee with the Depository Trust Company through its Deposit Withdrawal Agent Commission system. The Company further covenants and agrees that, during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

         6. This Warrant shall not entitle the Holder to any voting rights or other rights, including without limitation notice of meetings of other actions or receipt of dividends, as a stockholder of the Company.

         7. The Exercise Price in effect at the time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) enter into any transaction whereby the outstanding shares of Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number of Shares (or other securities for which such Shares have previously been exchanged or converted) subject to this Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares of Common Stock which, if this Warrant had been exercised by such Holder immediately prior to such date, the Holder would have been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock distribution and the Exercise Price hereof immediately prior to such event was $4.00 per Share and the number of Shares issuable upon exercise of this Warrant was 10,000, the adjusted Exercise Price immediately after such event would be $2.00 per Share and the adjusted number of Shares issuable upon

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exercise of this Warrant would be 20,000. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price per share of Common Stock as determined pursuant to Section 7(e) on such record date, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the same by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the current market price per share of Common Stock on such record date, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. This
Section 7(b) shall not apply to the occurrence of a "Distribution Date" under the Rights Agreement.

                  (c) In case the Company shall hereafter distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in
Section 7(a) above) or subscription rights or warrants (excluding those referred to in Section 7(b) above), then in each such case the Exercise Price shall be adjusted by multiplying the same by a fraction, the numerator of which shall be the total number of shares of Common Stock then outstanding multiplied by the current market price per share of Common Stock (as defined in Section 7(e) below), less the fair market value (as determined by the Company's Board of Directors) of said assets, or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution and to the extent that any subscription rights or warrants are not exercised before the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of rights or warrants actually exercised. This Section 7(c) shall not apply to the occurrence of a "Distribution Date" under the Rights Agreement.

                  (d) Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to Sections (a), (b) or (c) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares issuable upon exercise of this Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

                  (e) For the purpose of any computation under Subsection (c) above, the current market price per share of Common Stock at any date shall be deemed to be the closing price on the Trading Day immediately preceding the date as of which the current market price is being determined, provided that if the Common Stock is not then listed on any market or exchange, then the current market price shall be the average of the closing bid prices for the Common Stock on the OTC Bulletin Board, or, if such is not available, the Pink Sheets LLC (formerly the National Quotation Bureau), or otherwise the average of the closing bid prices for the Common Stock quoted by two market-makers of the Common Stock, or otherwise such Market Price shall be the fair market value of one share of Common Stock as reasonably determined

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in good faith by the Company and the Holders. "Closing price" shall mean the last sale price for the Common Stock on the Principal Market on any particular Trading Day.

                  (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which may by reason of this Section 7(f) not be required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 7 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 7, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock hereafter made by the Company shall not result in any Federal income tax liability to the holders of the Common Stock or securities convertible into Common Stock.

                  (g) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of this Warrant to be mailed to the Holder, at its address set forth herein, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 7, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                  (h) In the event that at any time, as a result of an adjustment made pursuant to the provisions of this Section 7, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 7(a) to (f), inclusive, above.

         8. This Warrant shall be governed by and in accordance with the laws of the State of Delaware without regard to conflict of laws principles thereof.

         9. In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time prior to the Expiration Date, then as a condition of such consolidation, merger or sale or conveyance, the Company shall give written notice of consolidation, merger, sale or conveyance to the Holder and, from and after the effective date of such consolidation, merger, sale or conveyance this Warrant shall represent only the right to receive the consideration that would have been issuable in respect of the Shares underlying this Warrant in such consolidation, merger, sale or conveyance had this Warrant been exercised in full immediately prior to such effective time and the Holder shall have no further rights under this Warrant other than the right to receive such consideration.

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                            [Signature Page Follows]

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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, and this Warrant to be
dated [      ].

                                      BIOPURE CORPORATION

                                      By: ________________________________
                                          President and Chief Executive Officer

Attest:

______________________________
Secretary

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                                  PURCHASE FORM

                  (To be signed only upon exercise of Warrant)

         The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _______________ Shares of Class A Common Stock, $0.01 par value per share (the "Shares"), of BIOPURE CORPORATION and tenders herewith payment of the aggregate Exercise Price in respect of the Shares in full, in the amount of $_________; and requests that the certificates for the Shares be issued in the name(s) of, and delivered to _________________, whose address(es) is (are):

Dated: _______________, ____

                                      By: _______________________________

                                      ___________________________________

                                      ___________________________________
                                      Address

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                                  TRANSFER FORM

                  (To be signed only upon transfer of Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase Shares represented by the foregoing Warrant to the extent of __________ Shares, and appoints _________________________ attorney to transfer such rights on the books of Biopure Corporation, with full power of substitution in the premises.

Dated: _______________, ____

                                      By: _______________________________

                                      ___________________________________

                                      ___________________________________
                                      Address

In the presence of:

_________________________